Exhibit 4.20

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE	PAGE OF PAGES
		1	2

2. AMENDMENT/MODIFICATION NO.	3.	EFFECTIVE DATE	4.	REQUISITION/PURCHASE REQ. NO.	5.	PROJECT NO. (If applicable)
00002		See Item 16C.

6. ISSUED BY	CODE	7523	7.	ADMINISTERED BY (If other than Item 6)	CODE	7523

Centers for Disease Control and Prevention
(CDC)
Procurement and Grants Office
2920 Brandywine Road, Rm. 3000
Atlanta, GA 30341-5539

8.	NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)	( )	9A. AMENDMENT OF SOLICITATION NO.

	Acambis, Inc.		9B. DATED (See Item 11)
38 Sidney Street
Cambridge, MA 02139
10A. MODIFICATION OF CONTRACT/ORDER NO.

	TIN: ********		200-2002-00004

10B. DATED (See Item 13)

CODE 6511	FACILITY CODE		November 28, 2001

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning____copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12.	ACCOUNTING AND APPROPRIATION DATA (If required)
Appropriation: 7520943 Allowance: 2-11C3S Object Class 25.55 CAN: 2921-ATB1 Increase: $2,722,727.00

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

()	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

	B.	THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

	C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

	D.	OTHER (Specify type of modification and authority)
FAR 52.232-22 Limitation of Funds (Apr 1984)

E.		IMPORTANT: Contractor is not, is required to sign this document and return_____copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The purpose of this modification is to allot additional funds to CLIN 0001, Development, Production and FDA Licensure of Smallpox vaccine.

See Page 2

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A.	NAME AND TITLE OF SIGNER (Type or print)	16A.	NAME OF CONTRACTING OFFICER
ELMIRA C. BENSON

15B.	CONTRACTOR/OFFEROR	15C.	DATE SIGNED	16B.	UNITED STATES OF AMERICA	16C. DATE SIGNED

				BY		12 DEC 01

(Signature of person authorized to sign)					(Signature of Contracting Officer)

Contract No. 200-2002-00004 Modification No. 00002

1.	Under “Section B-Supplies Or Services And Prices/Costs”, Article B.1, increase the total funds currently available for payment to line item 0001 by “$2,722,727.00” from “$3,000,000.00” to “$5,722,727.00”

2.	As a result of the above, Section B.1 (b) and (c) are revised as follows:

(b) Total funds currently available for payment and allotted to this line item are $5,722,727.00. For further provisions on funding, see the Limitation of Funds Clause.

(c) It is estimated that the amount currently allotted will cover performance of Item 0001 through December 31, 2001.

3.	Based on the above changes, replace Section B.1 with the attached revised Section B.1.

4.	As a result of the above, neither the contract amount nor the contract completion date is changed by reason of this modification.

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

B.1	352.232-74 CONSIDERATION – FIRM-FIXED PRICE-INCREMENTALLY FUNDED LINE ITEM

LINE ITEM	SUPPLIES/SERVICES	ESTIMATED	UNIT	EXTENDED
		QUANTITY/	PRICE	PRICE
		UNIT	MONTH

0001	Development	22 months	$5,722,727	$125,900,000
Production and
FDA Licensure of
Smallpox Vaccine

Guaranteed Minimum: $3,000,000.00

(a)	It is determined that the total price to the Government for full performance of this line item will be $125,900,000.00

(b)	Total funds currently available for payment and allotted to this line item are $5,722,727.00. For further provisions on funding, see Limitations of Funds Clause.

(c)	It is estimated that the amount currently allotted will cover performance of Item 0001 through December 31, 2001.

(d)	The Contracting Officer may allot additional funds to the contract without the concurrence of the Contractor.

(e)	Monthly payments will be made upon submission of a properly executed invoice and submission of the Monthly Progress Report required per Section C.8.